UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)      August 3, 2011

                                                 HICKOK INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-147 (Commission File Number)	34-0288470 (IRS Employer Identification No.)

    10514 Dupont Avenue      Cleveland, Ohio                                                                                44108
    (Address of principal executive offices)                                                                             (Zip Code)

Registrant's telephone number, including area code         (216) 541-8060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

             On August 3, 2011,  the Board of Directors of Hickok Incorporated (the "Company") appointed Jennifer A. Elliott, age 33, a director of the Company's Board of Directors to fill the vacant directorship. Mrs. Elliott's term will expire in 2012, at which time she may stand for re-election to the Board by the Company's shareholders. During this initial term, she is not expected to serve on any of the Board's Committee's. Mrs. Elliott is currently Managing Partner of the Aplin Capital Investments, Ltd.

            Mrs. Elliott's compensation for her service as a director will be consistent with that of the Company's other directors who are not employees of the Company, as described in the Company's definitive proxy statement filed with the securities and Exchange Commission on January 25, 2011 under the caption, "Director Compensation" which portion of such proxy statement is incorporated herein by reference.

            There are no arrangements or understandings between Mrs. Elliott and any other persons pursuant to which Mrs. Elliott was selected as a director. There are no transactions in which Mrs. Elliott has an interest requiring disclosure pursuant to item 404(a) of Regulation S-K,  except Mrs. Elliott is the daughter of the late Patricia H. Aplin and Trustee of the Patricia Hickok Aplin Family Trust created under the Patricia Hickok Aplin Revocable Trust as described in the Company's definitive proxy statement filed with the securities and Exchange Commission on January 25, 2011 under the caption, "Principal Shareholders" which portion of such proxy statement is incorporated herein by reference.

Item 7.01   Regulation FD Disclosure

            On August 22, 2011, the Company issued a news release announcing Mrs. Elliott's election.  The news release is furnished herewith as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

              99.1  News Release, dated August 22, 2011

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED

By:  /s/ Robert L. Bauman
Robert L. Bauman
   President and CEO

Date:    August 22, 2011

EXHIBIT  INDEX

            Exhibit                Description of Exhibit

            99.1                    News Release, dated August, 2011